Exhibit 99.1

Contact:	610-337-1000	For Immediate Release:
	Will Ruthrauff, ext. 6571	May 2, 2016
Shelly Oates, ext. 3202

UGI Reports Fiscal 2016 Second Quarter Earnings; Updates Guidance

Fiscal 2016 Second Quarter Highlights

•	Adjusted net income of $216.2 million or $1.24 per diluted share compared to $220.8 million or $1.26 per diluted share in the prior year, despite significantly warmer weather

•	GAAP net income of $233.2 million or $1.33 per diluted share compared to $246.5 million or $1.40 per diluted share in the prior year

•	Finagaz integration and UGI Gas rate case progressing as planned
VALLEY FORGE, Pa., May 2 - UGI Corporation (NYSE: UGI) today reported adjusted net income attributable to UGI of $216.2 million, or $1.24 per diluted share, for the fiscal quarter ended March 31, 2016, compared to $220.8 million, or $1.26 per diluted share, for the fiscal quarter ended March 31, 2015. Adjusted net income attributable to UGI excludes the impact of gains and losses on commodity derivative instruments and acquisition and transition expenses associated with the Finagaz acquisition. On a GAAP basis, net income attributable to UGI was $233.2 million, or $1.33 per diluted share, for the second fiscal quarter, compared to $246.5 million, or $1.40 per diluted share, for the prior-year period.

John L. Walsh, president and chief executive officer of UGI, said, “This was a solid quarter as our business delivered earnings that were in-line with the prior year despite significantly warmer weather. Temperatures in our Gas Utility and Midstream and Marketing service territories were approximately 25% warmer than the prior year while our AmeriGas and UGI France businesses also experienced significantly warmer temperatures. Our adjusted results of $1.24 per share are a testament to the highly accretive investments we have made over the past few years including the Finagaz acquisition, LNG expansion, the Auburn gathering system, and AmeriGas acquisitions.”

Walsh continued, “We are pleased with the progress we are making on growth projects across all of our businesses. The integration of Finagaz and several smaller acquisitions in Europe are on track. We continue to add customers in our Gas Utility and the rate case we filed last quarter is on schedule and expected to conclude in October. We have marked a significant milestone for the PennEast pipeline as the FERC announced it would complete its environmental review by December 2016, and we also received our FERC certificate for the Sunbury pipeline. Lastly, AmeriGas continued to add customers to its National Accounts and Cylinder Exchange programs and recently announced its 12th consecutive distribution increase.

“Based on the results of the first half of the fiscal year, we are revising our guidance for adjusted EPS to a range of $1.95 to $2.05 for the fiscal year ending September 30, 2016. Our solid performance during this challenging winter and our continued progress on major new investments positions us well for fiscal year 2017 and beyond.”

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UGI Reports Fiscal 2016 Second Quarter Earnings	Page 2

Segment Performance (Millions, except where otherwise indicated)
AmeriGas Propane1:

For the fiscal quarter ended March 31,	2016	2015	Increase (Decrease)
Revenues	$827.5	$1,100.3	$(272.8)	(24.8)%
Total margin (a)	$529.3	$595.1	$(65.8)	(11.1)%
Operating and administrative expenses	$238.5	$257.4	$(18.9)	(7.3)%
Partnership Adjusted EBITDA	$295.4	$342.1	$(46.7)	(13.7)%
Operating income	$250.4	$296.9	$(46.5)	(15.7)%
Retail gallons sold	385.8	448.0	(62.2)	(13.9)%
Degree days - % (warmer) colder than normal	(11.7)%	2.0%
Capital expenditures	$27.8	$26.8	$1.0	3.7%

•	Retail gallons sold decreased primarily due to temperatures that were 11.7% warmer than normal and 13.3% warmer than the prior year.

•
Revenues decreased primarily due to the decrease in volumes and lower retail selling prices reflecting lower propane product costs; average daily wholesale prices at Mont Belvieu, Texas were approximately 27% lower than the prior-year period.

•	Total margin decreased as the lower retail volumes were partially offset by slightly higher retail unit margins.

•	The decrease in Partnership Adjusted EBITDA primarily reflects the lower total margin partially offset by lower operating and administrative expenses.

[1]	UGI, through subsidiaries, is the sole General Partner and owns 26% of AmeriGas Partners, L.P

UGI International:

For the fiscal quarter ended March 31,	2016	2015	Increase
Revenues	$578.7	$520.1	$58.6	11.3%
Total margin (a)	$307.7	$196.5	$111.2	56.6%
Operating and administrative expenses	$166.4	$114.9	$51.5	44.8%
Operating income	$111.5	$64.7	$46.8	72.3%
Income before income taxes	$105.0	$58.8	$46.2	78.6%
Finagaz acquisition and transition expenses	$8.6	$7.5	$1.1	14.7%
Adjusted income before income taxes	$113.6	$66.3	$47.3	71.3%
Retail gallons sold	240.5	190.4	50.1	26.3%
Degree days - % (warmer) than normal
UGI France	(7.2)%	(0.6)%
Flaga	(9.9)%	(10.9)%
Capital Expenditures	$22.3	$15.0	$7.3	48.7%

•	Results for the current quarter include the impact of Finagaz, which was acquired on May 29, 2015.

•	Total retail gallons sold were higher, principally reflecting incremental retail gallons attributable to Finagaz.

•	Total margin increased primarily reflecting incremental margin from Finagaz and higher unit margins in our legacy business.

•	The increase in operating income primarily reflects the higher total margin, partially offset by increased operating, administrative, and depreciation expenses related to the Finagaz acquisition.

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UGI Reports Fiscal 2016 Second Quarter Earnings	Page 3

UGI Utilities:

For the fiscal quarter ended March 31,	2016	2015	Increase (Decrease)
Revenues	$322.0	$500.6	$(178.6)	(35.7)%
Total margin (a)	$183.2	$220.6	$(37.4)	(17.0)%
Operating and administrative expenses	$48.9	$63.1	$(14.2)	(22.5)%
Operating income	$114.5	$142.7	$(28.2)	(19.8)%
Income before income taxes	$105.2	$132.0	$(26.8)	(20.3)%
Gas Utility System throughput - billions of cubic feet
Core market	34.0	44.3	(10.3)	(23.3)%
Total	72.1	81.0	(8.9)	(11.0)%
Gas Utility Degree days - % (warmer) than normal	(9.7)%	20.4%
Capital expenditures	$48.1	$41.3	$6.8	16.5%

•	Our Gas Utility service territory experienced temperatures that were approximately 10% warmer than normal and 24% warmer than the prior year.

•	Core market throughput decreased primarily reflecting the effects of the significantly warmer weather.

•	Total margin decreased primarily reflecting the lower Gas Utility core market throughput.

•	Operating income decreased reflecting lower total margin, higher depreciation expense, and lower other income, partially offset by a decrease in operating and administrative expenses.

Midstream & Marketing:

For the fiscal quarter ended March 31,	2016	2015	Increase (Decrease)
Revenues	$299.0	$445.4	$(146.4)	(32.9)%
Total margin (a)	$109.1	$134.0	$(24.9)	(18.6)%
Operating and administrative expenses	$23.6	$27.8	$(4.2)	(15.1)%
Operating income	$77.8	$99.1	$(21.3)	(21.5)%
Income before income taxes	$77.3	$98.6	$(21.3)	(21.6)%
Capital expenditures	$16.3	$8.3	$8.0	96.4%

•	Weather was approximately 25% warmer than the prior year and 12% warmer than normal.

•
Revenues decreased primarily reflecting lower natural gas revenues and, to a much lesser extent, lower capacity management, retail power, and electric generation revenues. These declines were partially offset by higher peaking and natural gas gathering revenue.

•	The decrease in natural gas revenues reflects lower natural gas prices and, to a much lesser extent, lower volume on warmer weather.

•
Total margin decreased principally reflecting lower capacity management, natural gas and retail power, and electric generation total margin, partially offset by higher natural gas gathering and peaking total margin.

•	Operating and administrative expenses were lower primarily reflecting lower operating expenses associated with our HVAC business.

•	Operating income decreased primarily reflecting lower total margin partially offset by lower operating and administrative expenses.

(a)
Total margin represents total revenue less total cost of sales and excludes pre-tax gains on commodity derivative instruments not associated with the current period. In the case of UGI Utilities, total margin is also reduced by revenue-related taxes.

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UGI Reports Fiscal 2016 Second Quarter Earnings	Page 4

About UGI
UGI is a distributor and marketer of energy products and services. Through subsidiaries, UGI operates natural gas and electric utilities in Pennsylvania, distributes propane both domestically and internationally, manages midstream energy and electric generation assets in Pennsylvania, and engages in energy marketing in the Mid-Atlantic region. UGI, through subsidiaries, is the sole General Partner and owns 26% of AmeriGas Partners, L.P. (NYSE:APU), the nation's largest retail propane distributor.

UGI Corporation will hold a live Internet Audio Webcast of its conference call to discuss fiscal 2016 second quarter earnings and other current activities at 9:00 AM ET on Tuesday, May 3, 2016. Interested parties may listen to the audio webcast both live and in replay on the Internet at http://www.ugicorp.com/investor-relations/events-and-presentations/default.aspx or at the company website http://www.ugicorp.com under Investor Relations. A telephonic replay will be available from 12:00 PM ET on May 3 through 11:59 PM ET on May 9. The replay may be accessed at (855) 859-2056, and internationally at 1-404-537-3406, conference ID 13859024.

Comprehensive information about UGI Corporation is available on the Internet at http://www.ugicorp.com.

This press release contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read UGI’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of all energy products, including propane, natural gas, electricity and fuel oil, increased customer conservation measures, the impact of pending and future legal proceedings, domestic and international political, regulatory and economic conditions in the United States and in foreign countries, including the current conflicts in the Middle East, and foreign currency exchange rate fluctuations (particularly the euro), the timing of development of Marcellus Shale gas production, the timing and success of our acquisitions, commercial initiatives and investments to grow our business, and our ability to successfully integrate acquired businesses and achieve anticipated synergies. UGI undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

C-05	###	5/2/16

UGI CORPORATION
REPORT OF EARNINGS
(Millions of dollars, except per share)
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,		Twelve Months Ended March 31,
	2016	2015	2016	2015	2016	2015
Revenues:
AmeriGas Propane	$827.5	$1,100.3	$1,471.6	$1,989.1	$2,367.8	$3,162.5
UGI International	578.7	520.1	1,156.9	1,082.6	1,882.8	1,997.2
UGI Utilities	322.0	500.6	520.0	787.9	773.7	1,061.9
Midstream & Marketing	299.0	445.4	526.1	771.7	924.0	1,288.0
Corporate & Other (a)	(55.1)	(110.8)	(95.9)	(171.1)	(138.7)	(251.3)
Total revenues	$1,972.1	$2,455.6	$3,578.7	$4,460.2	$5,809.6	$7,258.3
Operating income (loss):
AmeriGas Propane	$250.4	$296.9	$380.0	$436.6	$371.0	$444.1
UGI International	111.5	64.7	196.6	118.2	191.2	115.0
UGI Utilities	114.5	142.7	162.8	218.3	186.2	240.9
Midstream & Marketing	77.8	99.1	120.7	144.7	158.5	186.6
Corporate & Other (a)	61.2	98.7	60.8	(132.4)	63.5	(147.9)
Total operating income	615.4	702.1	920.9	785.4	970.4	838.7
Loss from equity investees	—	(0.1)	(0.1)	(1.1)	(0.2)	(1.2)
Interest expense:
AmeriGas Propane	(40.8)	(41.1)	(81.8)	(82.1)	(162.5)	(164.1)
UGI International (b)	(6.5)	(5.8)	(13.0)	(12.4)	(35.8)	(27.2)
UGI Utilities	(9.3)	(10.7)	(18.8)	(21.3)	(38.6)	(42.2)
Midstream & Marketing	(0.5)	(0.5)	(1.3)	(1.1)	(2.7)	(2.3)
Corporate & Other, net (a)	(0.2)	(0.1)	(0.3)	(0.3)	(0.3)	(0.3)
Total interest expense	(57.3)	(58.2)	(115.2)	(117.2)	(239.9)	(236.1)
Income before income taxes	558.1	643.8	805.6	667.1	730.3	601.4
Income tax expense	(150.1)	(161.6)	(229.7)	(184.7)	(222.8)	(191.7)
Net income including noncontrolling interests	408.0	482.2	575.9	482.4	507.5	409.7
Deduct net income attributable to noncontrolling interests, principally in AmeriGas Partners, L.P.	(174.8)	(235.7)	(228.1)	(201.8)	(159.3)	(128.3)
Net income attributable to UGI Corporation	$233.2	$246.5	$347.8	$280.6	$348.2	$281.4
Earnings per share attributable to UGI shareholders:
Basic	$1.35	$1.42	$2.01	$1.62	$2.01	$1.63
Diluted	$1.33	$1.40	$1.99	$1.60	$1.99	$1.60
Weighted Average common shares outstanding (thousands):
Basic	172,619	173,154	172,733	173,055	172,979	173,018
Diluted	174,845	175,628	174,953	175,715	175,247	175,714
Supplemental information:
Net income (loss) attributable to UGI Corporation:
AmeriGas Propane	$39.3	$45.5	$57.9	$64.4	$54.5	$59.2
UGI International	66.7	37.5	113.1	69.7	96.1	51.8
UGI Utilities	63.2	79.6	86.6	118.4	89.3	121.1
Midstream & Marketing	45.8	58.5	70.4	84.8	92.9	109.1
Corporate & Other (a)	18.2	25.4	19.8	(56.7)	15.4	(59.8)
Total net income attributable to UGI Corporation	$233.2	$246.5	$347.8	$280.6	$348.2	$281.4

(a) Corporate & Other includes, among other things, net gains and (losses) on commodity derivative instruments not associated with current-period transactions and the elimination of certain intercompany transactions. Electric Utility and HVAC, which were previously included in Corporate & Other, are now included in UGI Utilities and Midstream & Marketing, respectively. Prior period amounts have been restated to reflect the current-year changes in our segment presentation.
(b) UGI International interest expense for the twelve months ended March 31, 2016 includes loss on extinguishment of debt of $10.3 million.
(continued)

UGI CORPORATION
REPORT OF EARNINGS
(Millions of dollars, except per share)
(Unaudited)
(continued)

Non-GAAP Financial Measures - Adjusted Net Income Attributable to UGI and Adjusted Diluted Earnings Per Share

Management uses "adjusted net income attributable to UGI" and "adjusted diluted earnings per share," both of which are non-GAAP financial measures, when evaluating UGI's overall performance. For the periods presented, adjusted net income attributable to UGI is net income attributable to UGI Corporation after excluding net after-tax gains and losses on commodity derivative instruments not associated with current period transactions, loss on extinguishment of debt and Finagaz transition and acquisition expenses. Volatility in net income at UGI can occur as a result of gains and losses on commodity derivative instruments not associated with current period transactions but included in earnings in accordance with U.S. generally accepted accounting principles ("GAAP"). Effective October 1, 2014, UGI International determined that on a prospective basis it would not elect cash flow hedge accounting for its commodity derivative transactions and also de-designated its then-existing commodity derivative instruments accounted for as cash flow hedges. Also effective October 1, 2014, AmeriGas Propane de-designated its remaining commodity derivative instruments accounted for as cash flow hedges. Previously, AmeriGas Propane had discontinued cash flow hedge accounting for all commodity derivative instruments entered into beginning April 1, 2014.

Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures. Management believes that these non-GAAP measures provide meaningful information to investors about UGI’s performance because they eliminate the impact of (1) gains and losses on commodity derivative instruments not associated with current-period transactions and (2) other discrete items that can affect the comparison of period-over-period results.

The following table reconciles net income attributable to UGI Corporation, the most directly comparable GAAP measure, to adjusted net income attributable to UGI Corporation, and reconciles diluted earnings per share, the most comparable GAAP measure, to adjusted diluted earnings per share, to reflect the adjustments referred to above:

	Three Months Ended March 31,		Six Months Ended March 31,		Twelve Months Ended March 31,
	2016	2015	2016	2015	2016	2015
Adjusted net income attributable to UGI Corporation:
Net income attributable to UGI Corporation	$233.2	$246.5	$347.8	$280.6	$348.2	$281.4
Net after-tax (gains) losses on commodity derivative instruments not associated with current period transactions (1)	(22.4)	(30.8)	(26.0)	51.1	(23.8)	54.2
Net after-tax acquisition and integration expenses associated with Finagaz	5.4	5.1	6.8	7.8	13.9	12.1
After-tax loss on Antargaz extinguishment of debt	0.0	0.0	0.0	0.0	4.6	0.0
Adjusted net income attributable to UGI Corporation	$216.2	$220.8	$328.6	$339.5	$342.9	$347.7

	Three Months Ended March 31,		Six Months Ended March 31,		Twelve Months Ended March 31,
	2016	2015	2016	2015	2016	2015
Adjusted diluted earnings per share:
UGI Corporation earnings per share - diluted	$1.33	$1.40	$1.99	$1.60	$1.99	$1.60
Net after-tax (gains) losses on commodity derivative instruments not associated with current period transactions (1)	(0.12)	(0.17)	(0.15)	0.29	(0.14)	0.31
Net after-tax acquisition and integration expenses associated with Finagaz	0.03	0.03	0.04	0.04	0.08	0.07
After-tax loss on Antargaz extinguishment of debt	0.00	0.00	0.00	0.00	0.03	0.00
Adjusted diluted earnings per share	$1.24	$1.26	$1.88	$1.93	$1.96	$1.98

(1) Includes impact of rounding.